VALMONT EMPLOYEE RETIREMENT SAVINGS

                                    PLAN AND TRUST






                   (Amended and Restated Effective January 1, 1989)


























                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST

                                  Table of Contents

                                       ARTICLE I
                                     DEFINITIONS 1

                                      ARTICLE II
                                    ADMINISTRATION

          2.1      Powers and Responsibilities of the Employer          6
          2.2      Assignment and Designation of Administrative
                     Authority                                          6
          2.3      Allocation and Delegation of Responsibilities        7
          2.4      Powers, Duties and Responsibilities                  7
          2.5      Records and Reports                                  8
          2.6      Appointment of Advisors                              8
          2.7      Information from Employer                            8
          2.8      Payment of Expense                                   9
          2.9      Claims Procedure                                     9
          2.10     Claims Review Procedure                              9

                                     ARTICLE III
                                     ELIGIBILITY

          3.1      Conditions of Eligibility                           10
          3.2      Application for Participation                       10
          3.3      Determination of Eligibility                        10
          3.4      Termination of Eligibility                          10
          3.5      Omission of Eligible Employee                       10
          3.6      Inclusion of Ineligible Employee                    10

                                      ARTICLE IV
                             CONTRIBUTION AND ALLOCATION

          4.1      Employee Deposits                                   11
          4.2      Employer Contributions                              12
          4.3      Amount of Employer's Contribution                   13
          4.4      Accounts                                            13
          4.5      Overall Limitation of Benefits                      14
          4.6      Adjustment for Excessive Contributions              15
          4.7      Actual Deferral Percentage Tests                    16
          4.8      Adjustment to Actual Deferral Percentage
                    Tests                                              17
          4.9      Maximum After-Tax Deposit Percentage                17
          4.10     Adjustment for Excessive Contribution
                    Percentage                                         19
          4.11     Transfers from Qualified Plans                      19

                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST

                                  Table of Contents
                                                                 Page No.

                                      ARTICLE V
                        INVESTMENT ALLOCATIONS AND VALUATIONS

          5.1      Investment Funds                                    21
          5.2      Participant Investment and Elections                21
          5.3      Credits to Participants                             22
          5.4      Changes in Investment Options                       22

                                      ARTICLE VI
                DETERMINATION, DISTRIBUTION AND WITHDRAWAL OF BENEFITS

          6.1      Determination of Benefits Upon Retirement           22
          6.2      Determination of Benefits Upon Death                23
          6.3      Determination of Benefits in Event of Disability    23
          6.4      Determination of Benefits Upon Termination          23
          6.5      Distribution of Benefits                            25
          6.6      Distribution for Minor Beneficiary                  26
          6.7      Time of Payment                                     26
          6.8      Withdrawals                                         26
          6.9      Loans to Participants                               29

                                     ARTICLE VII
                                       TRUSTEE

          7.1      Basic Responsibilities of the Trustee               30
          7.2      Investment Powers and Duties of the Trustee         30
          7.3      Audit                                               30
          7.4      Resignation, Removal and Succession of Trustee      31
          7.5      Master Trust                                        31

                                     ARTICLE VIII
                          AMENDMENT, TERMINATION AND MERGERS

          8.1      Amendment                                           31
          8.2      Termination                                         32
          8.3      Merger or Consolidation                             32

                                      ARTICLE IX
                                TRANSFERRED EMPLOYEES

          9.1      Transferred Participant                             33
          9.2      Transferred Employee                                33
          9.3      Committee Rights                                    34

                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST

                                  Table of Contents
                                                                 Page No.
                                      ARTICLE X
                               PARTICIPATING EMPLOYERS

          10.1     Adoption by Other Corporations                      34
          10.2     Requirements of Participating Employers             34
          10.3     Designation of Agent                                35
          10.4     Employee Transfers                                  35
          10.5     Amendment                                           35
          10.6     Discontinuance of Participation                     35
          10.7     Committee's Authority                               36

                                      ARTICLE XI
                                 TOP-HEAVY PROVISIONS

          11.1     Minimum Employer Contribution                       36
          11.2     Top-Heavy Determination                             36
          11.3     Top-Heavy Definitions                               37
          11.4     Adjustments to Section 415 Limitations              40

                                     ARTICLE XII
                                    MISCELLANEOUS

          12.1     Participant's Rights                                40
          12.2     Alienation                                          40
          12.3     Construction of Agreement                           41
          12.4     Gender and Number                                   41
          12.5     Legal Action                                        41
          12.6     Prohibition Against Diversion of Funds              41
          12.7     Bonding                                             42
          12.8     Employer's and Trustee's Protective Clause          42
          12.9     Receipt and Release for Payments                    42
          12.10    Named Fiduciaries and Allocation of Responsibility  42
          12.11    Headings                                            43
          12.12    Approval by Internal Revenue Service                43
          12.13    Notification                                        44

                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST


               THIS AGREEMENT, made and entered into this 11th day of July, 1991, by and between VALMONT INDUSTRIES, INC. ("Employer") and NORWEST BANK MINNESOTA NATIONAL ASSOCIATION ("Trustee").

               Effective January 1, 1989, except as set forth in Section 4.2, the Employer and the Trustee amend and restate the Valmont Employee Retirement Savings Plan and Trust to provide as follows:

                                      ARTICLE I
                                     DEFINITIONS

              1.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended.

              1.2 "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code 414(b)) which include the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code 414(m)) which includes the Employer; and any
                    other  entity  required  to  be   aggregated  with  the
                    Employer pursuant to Regulations under Code   414(o).

              1.3 "Agreement" or "Plan" means this instrument and all its amendments.

              1.4   "Anniversary Date" means the last day of the Plan Year.

              1.5 "Beneficiary" or "Beneficiaries" means the person or persons to whom the share of a deceased Participant's Account is payable, as provided in the Plan.

              1.6 Break in Service" means a twelve month consecutive Period of Severance. A "Period of Severance" means a period of time during which the Employee is no longer employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or otherwise severs employment with the Employer (including an Employee who becomes Totally and Permanently Disabled).

              1.7 "Code" means the Internal Revenue Code of 1986, as amended.

              1.8 "Early Retirement Date" means the first day of the calendar month coinciding with or next following the date the Participant reaches age fifty-five and has completed five Years of Service.

              1.9 "Eligible Employee" means any full-time, regular Employee who has satisfied the provisions of Section 3.1., except Employees whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining between the parties.

              1.10 "Employee" means any person who is employed by the Employer, but excludes any person who serves only as a director, and any person who is employed as an independent contractor. Employee includes any leased employees within the meaning of Code 414(n)(2) unless such employees are covered by  a plan described in Code
                      414(n)(5)  and such employees  do not constitute more
                    than 20% of the  recipient's nonhighly compensated work
                    force.

              1.11  "Family Member" means an  individual described  in Code
                      414(q)(6)(B).

              1.12 "Fiscal Year" means the Employer's accounting year based upon a fifty-two to fifty-three week accounting period ending on the last Saturday in December and commencing on the next day.

              1.13 "Forfeiture" means that portion of a Participant's Account that is not Vested and occurs during any Plan Year in which a 1-Year Break in Service occurs after a Participant terminated service prior to retirement.

              1.14 "415 Compensation" means the Participant's wages, salaries, commissions, bonuses, fees for professional service and other amounts for personal services actually rendered in the course of employment with the Employer, and in the case of a Participant who is an Employee within the meaning of Code 401(c)(1), the
                    Participant's  earned  income  (as  described  in  Code
                      401(c)(2))  paid during  the Limitation  Year.   "415
                    Compensation" shall  exclude (1)(A)  contributions made
                    by the Employer  to a plan of  deferred compensation to
                    the extent  that, before  the application  of the  Code
                      415  limitations to the  Plan, the  contributions are
                    not includable  in the gross income of the Employee for
                    the  taxable   year  in  which   contributed,  (B)  any
                    distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee). Notwithstanding the preceding, "415 Compensation" shall be limited to $200,000 (unless
                    adjusted as permitted under Code   415(d)).

              1.15 "Highly Compensated Participant" means any Participant who, during the Determination Year or the Look-Back
                    Year:

                    (a)  was at any time a Five Percent Owner.

                    (b) received 415 Compensation from the Employer in excess of $75,000. In determining whether an individual has 415 Compensation of more than $75,000, 415 Compensation from each employer required to be aggregated under Code 414(b),
                         (c), and (m) shall be taken into account.

                    (c) received 415 Compensation from the Employer in excess of $50,000 and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent of the Employees when ranked on the basis of 415 Compensation paid during the Plan Year. In determining whether an individual has 415 Compensation of more than $50,000, 415 Compensation from each employer required to be aggregated under Code 414(b), (c), and (m) shall be taken into account.

                    (d)  was at any time an officer.

                    The "Look-Back Year" shall be the calendar year ending with or within the Plan Year for which testing is being performed. The "Determination Year" shall be the period of time, if any, which extends beyond the Look-Back Year and ends on the last day of the Plan Year for which testing is being performed (the "Lag Period"). If the Lag Period is less than twelve months long, the threshold amounts specified in (b), (c) and (d) above shall be prorated based upon the number of months in the Lag Period.

                    Notwithstanding the above, in the case of the Determination Year, a Participant not described in paragraphs (b), (c) or (d) for the Look-Back Year (without regard to this paragraph) shall not be treated as described in paragraphs (b), (c) or (d) unless such Participant is a member of the group consisting of the 100 Employees paid the greatest 415 Compensation during the Determination Year.

                    For purposes of this section, the determination of 415 Compensation shall be made without regard to Code
                       125, 402(a)(8),  402(h)(1)(B)  and, in  the case  of
                    Employer contributions made pursuant to a salary reduction agreement, without regard to Code 403(b). Additionally the dollar threshold amounts specified in
                    (b) and (c) above shall be adjusted at such time and in such manner as is allowed by the Code.

                    A   "Non-Highly   Compensated   Participant"   is   any
                    Participant   who   is   not   a   Highly   Compensated
                    Participant.

              1.16 "Investment Manager" means any person, firm or corporation who is a registered investment adviser under the Investment Advisers Act of 1940, a bank or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

              1.17 "Late Retirement Date" means the last day of the calendar quarter coinciding with or next following a Participant's actual retirement after having reached his Normal Retirement Date.

              1.18  "Limitation Year" means the Plan Year.

              1.19 "Net Profit" means, with respect to any Fiscal Year, the Employer's net income or profit (after taxes and contributions to the Plan) for such Fiscal Year determined upon the basis of the Employer's books in accordance with generally accepted accounting principles.

              1.20 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's sixty-fifth birthday ("Normal Retirement Age"). Notwithstanding any other provisions of the Plan, upon attaining age 65, while employed by the Employer or a Participating Employer, a Participant's interest in his Account shall be nonforfeitable.

              1.21 "Participant" shall mean any Eligible Employee who participates in the Plan as provided in Sections 3.1 and 3.2, and has not for any reason become ineligible to participate further in the Plan.

              1.22 "Participant's Account" shall mean the account established and maintained by the Committee for each Participant with respect to his total interest in the Plan.

              1.23 "Pay" means the total compensation paid or accrued by the Employer with respect to the Participant, including overtime, bonuses, the taxable portion of any exercised employee stock option of the Employer and payments under any incentive plan of the Employer. "Pay" shall exclude Employer contributions to the VERSP Restoration Plan (but not the Employee contribution), severance pay, mortgage differential, EVAC earnings/accrued, foreign hardship, housing allowance, relocation allowance and expatriate allowances; only the first $200,000 (or larger amount as adjusted pursuant to the Code) shall be taken into account.

              1.24 "Plan Year" means the Plan's accounting year of twelve months commencing on January 1 of each year and ending the following December 31.

              1.25 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of engaging in any occupation or employment for remuneration or profit, as determined by the Committee.

              1.26  "Trust Fund" means the assets of the Plan.

              1.27 "Valuation Date" means the last day of each calendar month.

              1.28 "Vested" means the portion of a Participant's Account that is nonforfeitable.

              1.29 "Year of Service" is determined for purposes of determining an Employee's initial or continued
                    eligibility to participate in the Plan, his nonforfeitable interest in his account balance derived from Employer contributions, and his Early Retirement Age. An Employee shall receive credit for the time periods commencing with his first day of employment or reemployment and ending on the date a break in service begins. An Employee shall also receive credit for any period of severance of less than twelve consecutive months; any period less than 12 months shall count as a full Year of Service.

                    Years of Service with any Affiliated Employer shall be recognized.

                                      ARTICLE II

                                    ADMINISTRATION

              2.1   Powers and Responsibilities of the Employer.

                         (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator (which shall be a committee of not less than three individuals ("Committee")) as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Agreement, the Code and the Act.

                         (b) Since the principal purpose of the Plan is to provide benefits at Normal Retirement Age, the principal goal of the investment of the funds in the Plan should be both security and long-term stability with moderate growth commensurate with the anticipated retirement dates of Participants. The Committee shall carry out the Plan's funding policy and method and is authorized to unilaterally change this funding policy and method and to provide for alternative investments.

                         (c) The Committee may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

                         (d) The Employer shall periodically review the performance of any fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of the Plan. This requirement may be satisfied by formal periodic review of the Employer or by a qualified person specifically designated by the Employer through day-to-day conduct and evaluation or through other appropriate methods.

              2.2 Assignment and Designation of Administrative Authority. Any person, including, but not limited to, the directors, shareholders, officers, and Employees of the Employer, shall be eligible to serve as Committee members. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. A Committee member may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

                    The Employer, upon the resignation or removal of a Committee member, shall promptly designate, in writing, a successor. If the Employer does not appoint any Committee members, the Employer will function as the Administrator.

              2.3 Allocation and Delegation of Responsibilities. The responsibilities of each Committee member may be specified by the Employer and accepted in writing by each member. In the event that no such delegation is made by the Employer, the Committee may allocate the responsibilities among itself. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate member until such time as the Employer or the Committee file with the Trustee a revocation of such designation. Except where there has been an allocation and delegation of authority, the Committee shall act by a majority of its number, but the Committee may authorize one or more Committee members to sign papers on its behalf.

              2.4 Powers, Duties and Responsibilities. The primary responsibility of the Committee is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Committee shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all persons. The Committee may correct any defect, supply any information or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Agreement; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code 401(a) and shall comply with the terms of the Act. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

                    The Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                         (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant;

                         (b) to compute, certify and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled;

                         (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                         (d) to maintain all necessary records for the administration of the Plan;

                         (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with its terms;

                         (f)  to  determine   the  size  and  type  of  any
                    contract to be purchased from an insurer, and to designate the insurer from which such contract shall be purchased.

                         (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

                         (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Committee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                         (i)  to  assist  any   Participant  regarding  his
                    rights, benefits or elections available under the Plan;

                         (j) to determine the investment options available under the Plan; except, that no investment in Employer stock shall be made unless this Plan is amended by the Employer's Board of Directors to provide for such investment.

              2.5 Records and Reports. The Committee shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

              2.6 Appointment of Advisors. The Committee, or the Trustee, with the consent of the Committee, may appoint counsel, specialists, and other advisors and persons as the Committee or the Trustee deems appropriate in connection with the administration of the Plan.

              2.7 Information from Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Pay of all Participants, their Years of Service, their retirement, death, disability or termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Committee may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

              2.8 Payment of Expenses. All expenses of administration shall be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust for any administrative expense incurred pursuant to the above. Any administration expense paid to the Trust as a reimbursement shall not be considered as an Employer contribution.

              2.9 Claims Procedure. Claims for benefits under the Plan shall be filed with the Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within sixty days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

              2.10 Claims Review Procedure. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Committee pursuant to Section 2.9 shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Committee no later than sixty days after receipt of the written notification provided for in Section 2.9. The Committee shall then conduct a hearing within the next sixty days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five business days' written notice to the Committee) the claimant or his representative shall have an opportunity to review all documents in the possession of the Committee which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Committee within sixty days of receipt of the appeal unless there has been an extension of sixty days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                     ARTICLE III
                                     ELIGIBILITY

              3.1 Conditions of Eligibility. Any Eligible Employee who has completed one Year of Service shall be eligible to participate as of the first day of the calendar quarter coincident with or next following the anniversary of the date of hire. Notwithstanding the preceding, an Employee who was a Participant on January 1, 1989 shall be eligible to continue to participate in the Plan as of such date.

              3.2 Application for Participation. In order to become a Participant, each Eligible Employee must enroll for participation in the Plan and agree to its terms. Upon the acceptance of any benefits under the Plan, such Employee shall automatically be bound by theterms and conditionsof the Planand all itsamendments.

              3.3 Determination of Eligibility. The Committee shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with the Plan and the Act, provided such determination shall be subject to review per
          Section 2.10.

              3.4 Termination of Eligibility. A Participant shall cease to be eligible to participate in the Plan as of the date the Employee terminates employment with the Employer. An Employee on layoff with the Employer shall be considered to have terminated employment with the Employer at the time such Employee is considered to have terminated his employment with the Employer under the Employer's layoff policies.

              3.5 Omission of Eligible Employee. If any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made and allocated, the appropriate Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under the Code by such Employer.

              3.6 Inclusion of Ineligible Employee. If any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution has been made and allocated, the appropriate Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.

                                      ARTICLE IV
                             CONTRIBUTION AND ALLOCATION

              4.1   Employee Deposits.

                         (a)  Each pay period, a Participant may deposit to
                    the Plan 1% to 15% (inclusive and in integers) of his Pay for that period. The Participant shall elect whether all or, none, or a portion of these deposits are to be made on a pre-tax basis pursuant to 401(k) of the Code ("Pre-Tax Deposits") or to be made on an after-tax basis ("After-Tax Deposits"). The first 6% of Pay deposited by a Participant on a pre-tax basis shall be called "Matched Pre-Tax Deposits." The
                    Employee deposits shall be made by payroll deduction and transferred by the Employer to the Trustee as soon as practicable.

                         (b) For taxable years beginning after December 31, 1986, a Participant's Pre-Tax Deposits shall not exceed $7,000 for the taxable year of the Participant. This dollar limitation shall be adjusted annually as provided in Code 415(d). The adjusted limitation shall be effective as of each January 1. In the event this dollar limitation is exceeded, the Trustee shall distribute such excess amount, and any income allocable thereto, to the Participant not later than the first April 15th following the close of the Participant's taxable year.

                         (c) For the purposes of Section 4.1(b), contributions made to the Plan during 1987 which are attributable to service with the Employer during 1986 shall not be included if:

                              (1)  the Participant  makes an  election with
                                   respect  to  such   contribution  before
                                   January 1, 1987, and

                              (2)  the  Employer identifies  the amount  of
                                   such  contribution  before   January  1,
                                   1987.

                         (d) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code 401(k)), (2) a
                    simplified  employee   pension  (as  defined   in  Code
                      408(k)),  or  (3)   a  salary  reduction  arrangement
                    (within  the meaning of  Code   3121(a)(5)(D))  and the
                    elective  deferrals, as  defined  in Code    402(g)(3),
                    made under such other arrangement(s) and this Plan cumulatively exceed $7,000 (or such amount adjusted annually as provided in Code 415(d)) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Pre-Tax Deposits be reduced by an amount specified by the Participant. Such amount may then be distributed in the same manner as provided in
                    Section 4.1(b).

                         (e) A Participant may change the rate of his deposit, and his designation under subsection 4.1(a), but not retroactively, effective on the first pay day coincident with or following the January 1, April 1, July 1 or October 1 in any year. Such change and designation shall be made to the Employer, in writing, on the form and in the manner prescribed by the Committee at least 30 days prior to the effective date of the change. A Participant shall not be permitted to change the rate of his deposits and his designation more than twice during any Plan Year.

                         (f) Notwithstanding any other provision of the Plan, a Participant shall be fully Vested to the portion of his account, plus related gains or losses, attributable to his own deposits.

              4.2   Employer Contributions.

                         (a) Notwithstanding any other provisions of this Plan, the Employer shall, for each Plan Year, contribute 3/4% of the Pay of each Participant, in addition to any other contributions. This shall be called the "Basic Contribution."

                         (b) The Employer shall match the Matched Pre-Tax Deposits up to 3% of a Participant's Pay at a rate of 50 per dollar. The remaining Matched Pre-Tax Deposits of a Participant shall be matched at a rate of 75 per dollar. No Employer matching contribution shall be made with respect to deposits which are not Matched Pre-Tax Deposits.

                         (c)  In  addition  to the  Employer  Contributions
                    described above, a Supplemental Contribution may be made by the Employer ("Supplemental Match"). The Supplemental Match, if any, shall be the amount determined by the Compensation Committee of the Board of Directors of the Employer ("Compensation Committee"). The Supplemental Match shall be allocated in such nondiscriminative manner as determined by the Compensation Committee.

                    Any Supplemental Match shall be made quarterly, semi-annually or annually, as determined by the Employer. A Participant who is not employed on the last day of the period for which a Supplemental Match is made shall not be entitled to the Supplemental Match.

                         (d) The amount of any Employer contributions shall be reduced by the value of any Forfeitures.

                         (e) The provisions of this Section 4.2 shall be effective April 1, 1989, notwithstanding any other provisions of the Plan.

              4.3 Amount of Employer's Contribution. The Employer shall determine the amount of any contribution to be made by it to the Plan under the terms of the Agreement. The Employer's determination of such contribution shall be binding on all Participants, the Employer, and the Trustee. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution.

              4.4   Accounts.

                         (a) The Committee shall establish and maintain an account in the name of each Participant to which the Committee shall credit at least as of each Anniversary Date all amounts allocated to each Participant.

                         (b)  The Employer shall provide the Committee with
                    all information required by the Committee to make a proper allocation of the Employer's contribution for each Fiscal Year. As soon as practicable after the date of receipt by the Committee of such information, the Committee shall allocate such contribution, plus any earnings or losses allocated under Paragraph 4.4(c), to each Participant's Account.

                         (c) Before allocation of Forfeitures and Employer contributions, any net appreciation or depreciation of the value of the Trust Fund (exclusive of assets segregated for distribution) shall be allocated as of the last day of each Allocation Period. The allocation shall be pro rata based upon the account balances at the beginning of the applicable period.

              4.5   Overall Limitation of Benefits.

                         (a) The Annual Addition to a Participant's Account shall not exceed the lesser of $30,000 (or such greater amount as may be determined by the Secretary of the Treasury) or twenty-five percent of the Participant's 415 Compensation for the Limitation Year. In addition, all qualified defined contribution plans of the Employer, terminated or not, shall, for purposes of these limitations, be considered as one plan.

                         Rollover contributions  (as per Section  4.11) are
                    not included in the term Annual Additions.

                         (b) "Annual Additions" means the sum credited the Participant's Account for a Limitation Year of the following:

                              (i) Employer contributions (including Pre-Tax Deposits);

                             (ii)  After-Tax Deposits;

                            (iii)  Forfeitures;

                             (iv)  Amounts  allocated   to  an   individual
                                   medical  account,  as  defined  in  Code
                                     415(l)(2), which is part of an annuity
                                   or  pension   plan  maintained   by  the
                                   Employer; and

                              (v) Amounts attributable to post-retirement medical benefits allocated to a separate account of a Key Employee under a welfare plan maintained by the Employer.

                         (b) If an Employee is a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year may not exceed one. The defined benefit plan fraction for any year is a fraction (a) the numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the Plan Year), and (b) the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under 415(b)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under 415(b)(1)(B) of the Code for such year. The defined contribution plan fraction for any year is a fraction (a) the numerator of which is the sum of the Annual Additions to the Participant's Account as of the close of the Plan Year and (b) the denominator of which is the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer:

                    (i) The product of 1.25, multiplied by the dollar limitation in effect under Code 415(c)(1)(A) for such year (determined without regard to Code
                           415(1)(b)), or

                    (ii) The product of 1.4, multiplied by the amount which
                         may   be    taken   into   account    under   Code
                           415(c)(1)(B) (or   415(c)(7)  or   415(c)(8), if
                         applicable) with respect to  such individual under
                         the Plan for the year;

                    provided, however, the  Committee may elect to  use the
                    special  transition rule allowed  under   235(d) of the
                    Tax Equity and Fiscal Responsibility Act of 1982.

                         (c) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed one in any year for any Participant in this Plan, the Employer shall adjust the numerator of the defined contribution plan fraction so that the sum of both fractions shall not exceed one in any year for such Participant. The adjustment shall be made as provided in Section 4.6.

                         (d)  The Limitation Year shall be the Plan Year.

                         (e) In the case of a group of employers which constitutes a controlled group of corporations, trades or  businesses  under  common  control  (as  defined in
                      1563(a)  or   414(b) as  modified by   415(h)  of the
                    Code),  all such employers shall be considered a single
                    employer  for  purposes of  applying the  limitation of
                    Code   415.

              4.6   Adjustment for Excessive Contributions.

                         (a) To the extent that any Annual Addition to a Participant's Account exceeds the maximum provided in
                    Section 4.5, the Committee shall consider such amount of the Employer's contribution as a contribution carry-over to the next Plan Year at which time it shall be allocated as provided.

                         (b) In the event the Employer shall make an excessive contribution to the Trust under a mistake of fact, as that term is used in 403(c)(2)(A) of the Act, the Employer may demand repayment of such excess amount at any time within one year following the time of payment, and the Trustee shall return such amount to the Employer within the one year period.

              4.7   Actual Deferral Percentage Tests.

                         (a) For each Plan Year, the annual allocation derived from Pre-Tax Deposits shall satisfy one of the following tests:

                         (1) The Actual Deferral Percentage for the Highly Compensated Participant group shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by 1.25, or

                         (2) The excess of the Actual Deferral Percentage for the Highly Compensated Participant group over the Actual Deferral Percentage for the Non-Highly Compensated Participant group shall not be more than two percentage points or such lesser amount determined pursuant to regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant. Additionally, the Actual Deferral Percentage for the Highly Compensated Participant group shall not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group multiplied by 2.

                         (b) "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer 401(k) Contributions allocated to each Participant for the Plan Year, to the Participant's Pay for the Plan Year, or the portion of the Plan Year for which the Participant was eligible. For the purpose of determining the Actual Deferral Percentage of a Highly Compensated Participant, the Employer 401(k) Contributions and Pay of such Highly Compensated Participant shall include the Employer 401(k) Contributions and Pay of Family Members, and such affected Family Members shall be disregarded in determining the Actual Deferral Percentage for the Non-Highly Compensated Participants group.

                         (c) A Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make Pre-Tax Deposits, whether or not any are made.

                         (d) For purposes of this section, if two or more plans which include cash or deferred arrangements are
                    considered   one  plan   for   the  purposes   of  Code
                      401(a)(4)   or   410(b),   the   cash   or   deferred
                    arrangements included in such plans shall be treated as
                    one arrangement.

                         (e) For purposes of this section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant.

                         (f) "Employer 401(k) Contributions" means the sum of Pre-Tax Deposits.

              4.8 Adjustment to Actual Deferral Percentage Tests. In the event the initial allocations do not satisfy either test set forth in Section 4.7 on or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest Actual Deferral Percentage, shall have his portion of excess Pre-Tax Deposits (and any income allocable to such portion) distributed to him until one of the tests set forth in Section
          4.7 is satisfied. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Pre-Tax Deposit Account or the Participant's Pre-Tax Deposits for the Plan Year.

              4.9   Maximum After-Tax Deposit Percentage.

                         (a) The maximum After-Tax Deposit Percentage for the Highly Compensated Participant group shall not exceed the greater of:

                              (1)  125 percent  of such percentage  for the
                                   Non-Highly    Compensated    Participant
                                   group; or

                              (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points or such lesser amount determined pursuant to regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

                         (b) "After-Tax Deposit Percentage" for a Plan Year means, with respect to the Highly Compensated
                    Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                              (1) the After-Tax Deposits plus Employer contributions made pursuant to 4.2(b) and (c) (to the extent these are Matching Contributions) for each Participant for the Plan Year; to

                              (2) the Participant's Pay for the Plan Year, or the portion of the Plan Year for which the Participant was eligible.

                         (c)  For  purposes  of determining  the  After-Tax
                    Deposit Percentage, the Committee may elect pursuant to regulations to take into account elective deferrals (as defined in Code 402(g)(3)(A)) and qualified non-
                    elective    contributions   (as    defined   in    Code
                      401(m)(4)(C)) contributed  to any plan  maintained by
                    the  Employer.    In addition,  the  After-Tax  Deposit
                    Percentage for a Highly Compensated Participant shall be determined by including After-Tax Deposits and Pay of Family Members, and such affected Family Members shall be disregarded in determining the After-Tax Deposit Percentage of Non-Highly Compensated Participants.

                         (d) For purposes of this section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 4.9. In addition, if a Highly Compensated Participant participates in two or more plans described in Code 401(a) or arrangements described in Code 401(k) which are maintained by the Employer or an Affiliated Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 4.9.

                         (e) For purposes of Sections 4.9 and 4.10, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have After-Tax Deposits allocated to his account for the Plan Year.

              4.10  Adjustment for Excessive Contribution Percentage.

                         (a) In the event that the After-Tax Deposit Percentage for the Highly Compensated Participant group exceeds the After-Tax Deposit Percentage for the Non-Highly Compensated Participant group pursuant to
                    Section 4.9, the Committee, on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of Excess Aggregate Contributions (and any income allocable to such contributions). Such distribution shall be made on behalf of the Highly Compensated Participant group in order of their After-Tax Deposit Percentages beginning with the highest of such percentages. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's After-Tax Deposit Account attributable to After-Tax Deposits for the Plan Year.

                         (b)  For   purposes   of  this   section,   Excess
                    Aggregate Contributions means, with respect to any Plan Year, the excess of:

                              (1) the aggregate amount of After-Tax Deposits actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                              (2)  the maximum amount of such contributions
                                   permitted  under   the  limitations   of
                                   Section 4.9.

              4.11  Transfers from Qualified Plans.

                         (a)  With  the consent  of the  Committee, amounts
                    may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences to the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Notwithstanding any provisions to the contrary, a rollover contribution from a qualified plan maintained for individuals who are self-employed within the meaning of Code 401(c)(1) and subject to the requirements of Code 401(d) shall be subject to the conditions and restrictions of Code 401(d), and Regulations thereunder, in addition to all other conditions and requirements of the Act.

                         (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section and
                    Section 6.8.

                         (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant in the form the Participant elects pursuant to Section 6.5.

                         (d) For purposes of this Section, the term "amounts transferred from another qualified plan" shall mean: (1) amounts transferred to this Plan directly from another qualified plan; (2) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover treatment and which are transferred by the Employee to this Plan within sixty days following his receipt thereof; (3) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets and related earnings which were previously distributed to the Employee by another qualified plan as a lump-sum distribution which were eligible for tax free rollover treatment and which were deposited in such conduit individual retirement account within sixty days of receipt thereof; and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (3) above, and transferred by the Employee to this Plan within sixty days of his receipt thereof from such conduit individual retirement account.

                         Prior  to accepting  any  transfers to  which this
                    Section applies, the Committee may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                                      ARTICLE V
                        INVESTMENT ALLOCATIONS AND VALUATIONS

              5.1   Investment Funds.

                         (a) The monies contributed to the Plan shall be turned over to the Trustee. The Trustee shall cause the Trust Fund to consist of the following three funds:

                              (i)  An Equity Fund;

                             (ii)  A Fixed Income Fund; and

                            (iii)  A Balanced Fund.

                         (b) The Equity Fund, except for amounts temporarily held pending investment and amounts held for disbursements, shall be invested, pursuant to the provisions of the Plan, primarily in common stock.

                         (c) The Fixed Income Fund shall be invested in guaranteed investment contracts.

                         (d) The Balanced Fund shall be a combination of fixed and equity investments.

              5.2   Participant Investment and Elections.

                         (a) All contributions hereunder and the Participant's Rollover Account shall be invested, as elected by the Participant, under one of the following methods:

                              (i)  Entirely in the Equity Fund;

                             (ii)  Entirely in the Fixed Income Fund;

                            (iii)  Entirely in the Balanced Fund; or

                             (iv)  Divided  among the  three  funds in  25%
                                   increments.

                         (b)  Twice  per  calendar   year,  any  investment
                    election may be changed. With respect to contributions, the change will be effective the first pay period in the first calendar quarter beginning at least thirty days after the Employer is notified of the change in election. Existing balance transfers shall be made as of the first calendar quarter which occurs at least thirty days after the Participant's election. Existing balance transfers may only be made in amounts of $1,000 or more, or in 25% increments.

              5.3   Credits to Participants.

                         (a) As soon as reasonably practicable after each payroll period any amounts of Employee deposits and Employer contributions made by and/or for Participants shall be remitted by the Employer to the Trustee and credited to the applicable fund.

                         (b) As of each Valuation Date, the Trustee shall certify to the Administrator the aggregate fair market value of the Trust Fund and of each fund. As of each calendar quarter, the Committee shall allocate the Employer Contributions and Employee deposits received by the Trustee since the last calendar quarter. In addition, the Committee shall cause the Participant's Accounts (and subdivisions of such accounts) to be decreased by any amounts withdrawn or distributed from such Accounts since the last calendar quarter (with any partial withdrawal charged first against the Participant's account balance as of the end of the last calendar quarter). Finally, as of each calendar quarter, the Administrator shall allocate the Trust investment income, gain or loss (realized or unrealized) by each fund since the last Valuation Date, pro rata based upon each Participant's account balance as of the immediately preceding calendar quarter.

              5.4 Changes in Investment Options. Notwithstanding Section 8.1, this Article V may be amended from time to time, in whole or in part; provided, however, amending the Plan to provide or allow for the investment of any of the funds of this Plan in securities of the Employer shall not be done without the approval of the Employer's Board of Directors.

                                      ARTICLE VI
                DETERMINATION, DISTRIBUTION AND WITHDRAWAL OF BENEFITS

              6.1 Determination of Benefits Upon Retirement. Upon his Normal Retirement Date or Early Retirement Date, all amounts credited to a Participant's Account as of the last day of the month in which retirement occurs shall become distributable to him in accordance with this Article. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. Upon a Participant's Normal Retirement Date, Early Retirement Date or Late Retirement Date, as the case may be, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Section 6.5.

              6.2   Determination of Benefits Upon Death.

                         (a) Upon the death of a Participant before retirement or other termination of his employment, all amounts credited to such Participant's Account as of the last day of the month in which the death occurs shall become fully Vested. Within sixty days after the end of the calendar quarter in which the death occurs, or as soon as practicable thereafter, the Committee shall direct the Trustee, in accordance with the provisions of Section 6.5, to distribute the value of the deceased Participant's Account to the Participant's spouse, if living, or if there is no spouse living, to the Participant's issue, per stirpes, or if neither the Participant's spouse nor any of his issue are living, then to such Participant's estate. Notwithstanding the preceding, the Participant may elect a Beneficiary other than his surviving spouse, but only if the surviving spouse consents to the other Beneficiary in
                    accordance with Code   417.

                         (b) The Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or a deceased former Participant as the Committee may deem appropriate. The Committee's determination of death and of the right of any person to receive payment shall be conclusive.

              6.3 Determination of Benefits in Event of Disability. In the event of a Participant's Total and Permanent Disability prior to retirement or separation from service, all amounts credited to such Participant's Account as of the last day of the month in which such disability occurs shall become fully Vested. Such Participant's Account shall be distributed in accordance with the provisions of Section 6.5.

              6.4   Determination of Benefits Upon Termination.

                         (a) If, prior to five Years of Service, a Participant terminates employment with the Employer for a reason other than retirement, death or Total and Permanent Disability, the interest of such Participant shall be distributed as soon as reasonably possible after the date of termination, subject to the rules and procedures uniformly applied by the Committee. Notwithstanding the preceding, however, no distribution shall be made until the Participant is no longer employed by an Affiliated Employer except as provided in Article IX. The amount to be distributed shall be based upon the following vesting schedule:

                         Years of Service         Vested Interest

                         Less than 2 Years               0%
                                2                       25%
                                3                       50%
                                4                       75%
                         5 or More                     100%

                    The value of such Vested Employer contributions shall be payable to the Participant in the same form as provided in Section 6.5.

                         (b)  A Participant's Vested interest  shall not be
                    reduced as the result of any direct or indirect amendment to this Article. In the event that this Agreement is amended to change or modify Section
                    6.4(a),  a Participant  with at  least  three Years  of
                    Service as of the expiration date of the election period, may elect to be subject to the pre-amendment vesting schedule. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty days after the latest of:

                         (1)  the adoption date of the amendment,

                         (2)  the effective date of the amendment, or

                         (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                         (c) If any former Participant shall be reemployed by the Employer before a Break in Service occurs he shall continue to participate in the Plan in the same manner as if such termination had not occurred. For the purposes of Section 6.4(a) and for calculating years for participation in the Plan, if a Former Participant is reemployed after a Break in Service has occurred, the Years of Service shall include Years of Service prior to his Break in Service. A Participant shall not incur a Period of Severance that would otherwise be counted if said period is attributable to Maternity or Paternity Leave. The first Period of Severance shall be ignored to the extent that such period is attributable to Maternity or Paternity Leave. "Maternity or Paternity Leave" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

                         (d)  Notwithstanding any provision in the Plan  to
                    the contrary, a Participant's benefits shall be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half. Alternatively, distributions to a Participant must begin no later than the April 1 following such calendar year and must be made over a period not to exceed the greatest period of the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary).

              6.5   Distribution of Benefits.

                         (a) Subject to the provisions set forth below, a Participant or his Beneficiary may elect to have any amount to which he is entitled under the Plan distributed in one or more of the following methods:

                              (i)  One lump-sum cash payment;

                              (ii) Payment   in  two   to  fifteen   annual
                                   installments.   Such installments  shall
                                   be credited with full earnings.

                         (b) A Participant who separates from service prior to his Early Retirement Date and his Normal Retirement Age shall have his account distributed to him if the value of his total Vested interest in the Plan is $3,500 or less. If such Participant's Vested interest exceeds $3,500, the Participant may elect to defer receipt of his account until he attains age 65. Such a deferred account shall be paid to the Participant as soon as practicable after the Valuation Date immediately following the date the Participant attains age 65.

                         (c)  A Participant who separates from service,  or
                    dies while employed by the Employer, after he attains his Early Retirement Date or age 65, or after he has become Totally and Permanently Disabled, may elect (or his beneficiary may elect in the event of death) to have his interest in the Plan retained by the Plan until age 69 (or the Participant would have attained age 69 in the event of his death). Such deferred amounts shall be paid (or commence to be paid) as soon as practicable after the Valuation Date immediately following the date the Participant attains age 69 (or the Participant would have attained age 69 in the event of his death). Prior to age 69, all or a portion of such deferred amounts may be withdrawn twice each Plan Year. A withdrawal shall be made as of the end of a calendar quarter with at least 30 days' prior written notice to the Employer. Upon attaining age 69, any amounts not withdrawn shall be distributed according to
                    Section 6.5(a).

              6.6 Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor, then the Committee may in its discretion direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer and Plan from further liability on account thereof.

              6.7 Time of Payment. Subject to the provisions above, any payment called for under Article VI shall be made not later than sixty days after the calendar quarter next following the event (retirement, death, disability, withdrawal request, or other termination of employment) giving rise to the right to payment, unless, where the Participant has died, it is impossible for the Committee to determine, within such sixty days, the Beneficiary or legal representative entitled to the payment. In such case, the Committee shall make payment as soon as possible after such person can be determined.

              6.8   Withdrawals.

                         (a) A Participant may, without penalty, withdraw part or all of his deposits which are not Pre-Tax Deposits effective the calendar quarter next following the filing of a written request, provided that said written request is filed at least thirty days prior to such calendar year. Any withdrawn deposits shall include an allocation of earnings related to the deposits as required by the Code.

                         (b)  In  case  of  hardship  (as  determined   for
                    purposes of Code 401(k)) a Participant may at any time apply in writing to the Committee for an otherwise permissible withdrawal and/or for payment of the
                    Participant's nonforfeitable portion of Employer matching and supplemental contributions and the Employee deposits made pursuant to Code 401(k) and all earnings of the fund attributable to the Employee's interest in the Plan, except for earnings related to Pre-Tax Deposits credited to the Participant's account after December 31, 1988. If the Committee determines that the Participant would suffer a severe financial hardship if the withdrawal were not permitted, the Committee may, but shall not be required to, grant the request for payment. If the Committee does grant the request, the Committee, in its sole and absolute discretion, may direct that the payment be made directly to the Participant, jointly to the Participant and a third party to whom the Participant is indebted, or directly to such third party. Any withdrawal made pursuant to this Section shall be effective as of the calendar quarter next following the date of receipt of such written request, or at such time as the Committee reasonably determines.

                         A  hardship withdrawal may only be allowed for one
                    of the following reasons:

                         (i)  Medical   expenses  of   the  Employee,   the
                              Employee's  spouse,  or   dependents  of  the
                              Employee.

                        (ii)  To   avoid  eviction   from  the   Employee's
                              principal residence (including foreclosure on the mortgage).

                         The following  conditions  must  be  satisfied  in
                    order  for   a  Participant   to  receive  a   hardship
                    withdrawal.

                         (i) The amount of hardship withdrawal cannot exceed the amount required to fulfill the financial need.

                        (ii) The Employee must have received any other distributions available from the Plan.

                       (iii) The Employee must have borrowed all amounts that may be borrowed from the Plan and from other commercial sources.

                        (iv) Pre-Tax Deposits must be suspended for at least 12 months after the receipt of the hardship distribution.

                         (v)  The  Participant   must  provide   a  written
                              representation that his financial need cannot be satisfied through any of the following:

                              a.   Reimbursement    or   compensation    by
                                   insurance or otherwise.

                              b. Reasonable liquidation of the Employee's assets (including the assets of the Employee's spouse).

                              c.   Ceasing Employee deposits to the Plan.

                              d. Borrowing from commercial sources on reasonable commercial terms.

                         (c) An Employee who has attained age 65, may at any time apply in writing to the Committee for an otherwise permissible withdrawal and/or for payment of the Participant's nonforfeitable portion of Employer matching and supplemental contributions and the Employee deposits made pursuant to Code 401(k) and all earnings of the fund attributable to the Employee's interest in the Plan. Upon such request, the withdrawal shall be granted. Any withdrawal made pursuant to this Section shall be effective as of the calendar quarter next following the date of receipt of such written request, or at such time as the Committee reasonably determines.

                         (d) Withdrawals shall be made in the following order:

                              (i) Unmatched and matched deposits that are not Pre-Tax Deposits and which were made for Plan Years beginning before 1987;

                             (ii) Unmatched and matched deposits (plus earnings thereon) that are not Pre-Tax Deposits and which were made for Plan Years beginning after 1986;

                            (iii)  Earnings  on  the amounts  described  in
                                   Section 6.8(d)(i);

                             (iv)  Rollover  amounts received  by the  Plan
                                   pursuant  to Section  4.11, except  that
                                   amounts  received  from  a  plan  of   a
                                   company acquired by the Employer or its affiliates shall retain the nature of the old plan and shall be withdrawn in the order set forth in this subparagraph 6.8(d);

                              (v) Matched and unmatched deposits which are Pre-Tax Deposits and their earnings;

                             (vi)  Other    Employer   contributions    and
                                   earnings thereon.

                         (e) Only two withdrawals may be made per calendar year.

              6.9 Loans to Participants. The Committee shall establish a Participant Loan Program. Under the Participant Loan Program, upon the application of any Participant and direction of the Committee, the Trustee shall make a loan or loans to such Participant, not to exceed the lesser of 50% of the sum of the Vested portion of the Participant's Account or $50,000.

               The Participant Loan Program shall be administered by the Committee. The Committee shall establish a separate written document to be known as the Participant Loan Rules. The Participant Loan Rules are hereby incorporated by this reference as a part of this Plan document. The Participant Loan Rules shall contain the following:

                         (a)  The procedure for applying for loans.

                         (b) The basis upon which loans will be approved or denied.

                         (c) Any limitations on the types and amounts of loans.

                         (d) The procedure for determining a reasonable rate of interest.

                         (e) The types of collateral which may secure a loan.

                         (f) The events constituting default and the steps to be taken to preserve plan assets in the event of default.

                         (g) Any other provisions that the Committee deems appropriate and that are not inconsistent with the preceding, the Code or the Act.

          Loans shall be made available to all Participants in a uniform nondiscriminatory manner and on a reasonably equivalent basis. Loans shall not be made available to highly compensated Employees, officers or shareholders in an amount (percentage of account balances) greater than the amount made available to other Participants.

                                     ARTICLE VII
                                       TRUSTEE

              7.1   Basic Responsibilities of the Trustee.

                         (a) Consistent with the funding policy and method of the Plan and at the direction of the Committee the Trustee shall invest, manage, and control the Plan assets.

                         (b) At the direction of the Committee, the Trustee shall pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries.

                         (c)  The   Trustee  shall   maintain  records   of
                    receipts and disbursements.

              7.2 Investment Powers and Duties of the Trustee. The Trustee shall have all the powers, to the extent not inconsistent with the provisions of the Plan, set forth in the Minnesota Trustees Powers Act. The Declaration of Trust executed by
          Northwestern National Bank of Minneapolis (now Norwest Bank Minneapolis, N.A.) on July 30, 1956, creating the Northwestern Bank Investment Fund for Employee Benefit Plans, the Declaration of Trust executed by said Bank on July 25, 1961, creating the Northwestern Bank Specialized Investment Fund for Employee Benefit Plans, and the Declaration of Trust executed by said Bank on June 30, 1970, creating the Northwestern Bank Income Fund for Employee Benefit Plans are hereby made a part of this Plan. Notwithstanding any other provision of this Plan the Trustee may cause any part or all of the money of this Trust without limitation as to the amount to be commingled with the money of trusts created by others and invested and reinvested as a part of any one or more of the Funds heretofore or hereafter created by any Declaration of Trust, and money of this Trust so added to any of the Funds heretofore or hereafter created by any Declaration of Trust shall be subject to all of the provisions of said Declaration of Trust as it is amended from time to time.
          Notwithstanding the foregoing, the investment for this Trust under any Declaration of Trust shall be in accordance with the requirements of the Act.

              7.3 Audit. If an audit of the Plan's records shall be required by the Act for any Plan Year, the Committee shall engage on behalf of all Participants an independent qualified public accountant for that purpose.

              7.4   Resignation, Removal and Succession of Trustee.

                         (a) The Trustee may resign at any time by delivering to the Employer, at least thirty days before its effective date, a written notice of his resignation.

                         (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty days before its effective date, a written notice of his removal.

                         (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee shall have full authority to act under the terms of this Agreement.

                         (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity or removal of his predecessor.

                         (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and the Committee a written statement of account with respect to the portion of the Plan Year during which he served as Trustee.

              7.5 Master Trust. At the discretion of the Employer, the assets of the Plan may be held under a master trust agreement between the Trustee and the Employer with assets of other plans
          qualified under Code   401(a).

                                     ARTICLE VIII
                          AMENDMENT, TERMINATION AND MERGERS

              8.1 Amendment. The Employer shall have the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of this Agreement. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; no such amendment shall cause any reduction in the amount credited to the account of any Participant, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer.

                    For purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Internal Revenue Service regulations) or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) (other than an amendment having an effect described in clause
          (1)) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Internal Revenue Service regulations.

                    The Plan may be amended either through action of the Employer's Board of Directors or Valmont Industries, Inc.'s Chief Executive Officer; provided, however, amendments that would provide any of the following requires Board of Director approval:

               A.   Termination of the Plan.

               B. Purchase or acquisition of Employer securities by the Plan.

               C. Supplemental contributions, other than those provided in Section 4.2(c).

               D. Significantly increase the cost of the Plan as a percentage of Employer payroll.

              8.2   Termination.  The Employer shall have  the right at any
          time to terminate the Plan by delivering to the Trustee and the Committee written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall become one hundred percent Vested and shall not be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

              8.3 Merger or Consolidation. The Plan and Trust may be merged or consolidated with, or its assets may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer.

                                      ARTICLE IX
                                TRANSFERRED EMPLOYEES

              9.1 Transferred Participant. Notwithstanding any other provisions of the Plan, in the case of a Participant ("Transferred Participant") who transfers employment from the Employer to any other Affiliated Employer, the following special provisions shall apply:

                         (a) If the Transferred Participant's new employer has a qualified plan under Code 401(a), ("Qualified Plan"), the entire account balance of the Transferred Participant shall be transferred (with the corresponding liability to the Transferred Participant) to the plan of the new employer, and the Participant shall continue to accumulate Years of Service towards vesting in his account. If such a Participant forfeits a portion or all of his transferred account, the forfeiture shall constitute a forfeiture to the transferee plan.

                         (b) If 9.1(a) does not apply, the Transferred Participant's Account shall remain in this Plan and the Transferred Participant's service with any Affiliated Employer shall count towards Vesting in this Plan.

              9.2 Transferred Employee. Notwithstanding any other provisions of the Plan, in the case of an Employee who transfers employment from another Affiliated Employer ("Transferred Employee"), the following special provisions shall apply:

                         (a) The Transferred Employee's interest in a Qualified Plan of his former employer, if any, may be transferred to this Plan along with the corresponding liability to the Transferred Employee.

                         (b) Separate accounting shall be made for any amounts transferred which are employee elected salary deferrals under code 401(k). Such account shall be subject to all of the limitations imposed by Code
                      401(k).

                         (c) Any amounts transferred shall vest in accordance with the vesting provisions of the other Qualified Plan and shall be distributed in accordance with this Plan, subject to Section 9.2(b).

                         (d) Any Transferred Employee shall immediately participate in this Plan as of his date of hire by the Employer if a proper enrollment application is filed with the Plan.

              9.3 Committee Rights. The Committee may adopt whatever rules and procedures it deems appropriate to effectuate the provisions of this Article IX. The Committee also has the right to not allow (on a nondiscriminatory basis) any transfer contemplated by this Article IX.

                                      ARTICLE X
                               PARTICIPATING EMPLOYERS

             10.1 Adoption by Other Corporations. With the consent of the Board of Directors of the Employer or the Chief Executive Officer of Valmont Industries, Inc., any other corporation, whether an affiliate or subsidiary or not, may adopt this Plan and all of its provisions, and participate herein and be known as a Participating Employer.

             10.2   Requirements of Participating Employers. In such event:

                         (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

                         (c) The transfer of any Participant from or to a company participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                         (d) Any contributions made by a Participating Employer, as provided for in this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the
                    Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of information furnished by the Administrator, the
                    Committee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accrued Benefits of the Participants of each Participating Employer.

                         (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

             10.3 Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Committee for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

             10.4 Employee Transfers. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

             10.5 Amendment. Amendment of this Plan by the Employer at any time when there shall be a Participating Employer may be made without the consent of the Participating Employers.

             10.6 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other Trust Fund assets allocable to the Participants or such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

             10.7 Committee's Authority. The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                      ARTICLE XI
                                 TOP-HEAVY PROVISIONS

             11.1 Minimum Employer Contribution. For any Plan Year beginning after December 31, 1983, in which this Plan is a Top-Heavy Plan, the contribution and Forfeitures allocated to the account of each Non-Key Employee on the Determination Date shall be equal to the lesser of three percent of the Non-Key Employee's 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key
          Employee's 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of (i) the Participant's failure to complete 1,000 Hours of Service; (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount, provided, however, this provision shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year and shall not apply to the extent any Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

               11.2 Top-Heavy Determination. This Plan shall be deemed to be a Top-Heavy Plan within the meaning of 416(g) of the Code if, as of the Determination Date, either the aggregate of the accounts of Key Employees under the Plan exceed 60% of the aggregate of the accounts of all Employees under the Plan, or the Plan is part of a Required or Permissive Aggregation Group (within the meaning of 416(g)(2) of the Code) and the Required or Permissive Aggregation Group is top-heavy. The aforesaid percentage shall be derived by the calculation on the
          Determination Date of a fraction (the "Top-Heavy Ratio"), the numerator of which is the sum of the accounts of Key Employees under this Plan (plus the Aggregate Present Value of Cumulative Accrued Benefits for Key Employees under a defined benefit plan which is part of a Required or Permissive Aggregation Group), and the denominator of which is a similar sum determined for all Employees.

               11.3 Top-Heavy Definitions.

                         (a) Aggregate Account. A Participant's Aggregate Account as of the Determination Date is the sum of:

                              (i) his Participant's combined Account Balance as of the most recent valuation occurring within a twelve month period ending on the Determination Date;

                             (ii) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                            (iii) any Plan distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, will be counted.

                             (iv) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                              (v)  with respect to  unrelated rollovers and
                         plan-to-plan  transfers   (ones  which   are  both
                         initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered a part of the Participant's Aggregate Account balance.

                             (vi) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                         (b)  Aggregation   Groups.  "Required  Aggregation
                    Group" shall mean:

                              (i) each plan of the Employer in which a Key Employee is a Participant, and

                             (ii) each other plan of the Employer which enables any plan described in (i) to meet the requirements of 401(a)(4) or 410 of the Code; "Permissive Aggregation Group" shall mean the Required Aggregation Group combined with any other plan maintained by the Employer, provided the resulting combination group would continue to satisfy the requirement of 401(a)(4) and 410 of the Code once such other plan was taken into account. The Committee shall determine which plan or plans maintained by the Employer shall be taken into account in determining the Permissive Aggregation Group.

                         (c)  Determination   Date.  "Determination   Date"
                    shall mean the last day of the preceding Plan Year.

                         (d)  Key  Employee.  A  "Key  Employee"  means  an
                    Employee, former Employer, and the Beneficiaries of each who, at any time during the Plan Year or any of the preceding four years, has been included in one of the following four categories:

                         (i) An officer of the Employer having "415 Compensation" for a Plan Year greater than 150% of the amount in effect under Code
                                415(c)(1)(A) for the Plan Year.

                        (ii) One of the ten employees having annual "415 Compensation" for a Plan Year greater than the dollar  limitation in  effect under  Code
                                415(c)(1)(A) for the calendar year in which
                              such Plan Year ends and owning (or considered
                              as owning within the meaning of Code 318) both more than one-half percent interest and the largest interests in the Employer.

                       (iii) A Five Percent Owner. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of a unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership, employers that would otherwise be aggregated under Code 414(b), (c), and (m) shall be treated as separate employers.

                        (iv) A One Percent Owner having an annual 415 Compensation from the Employer of more than $150,000. "One Percent Owner" means any person who owns (or is considered as owning within the meaning of Code 318) more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code 414(b), (c) and
                              (m) shall be taken into account.

                    A "Non-Key Employee" means any Participant who is not a Key Employee.

                         (e) Top-Heavy Group. A "Top-Heavy Group" shall mean any Aggregation Group if, as of the Determination Date, the sum of the aggregate of the accounts of Key Employees under all defined contribution plans included in such group and the present value of cumulative accrued benefits for Key Employees under all defined benefit plans included in such group does not exceed 60% of a similar sum determined for all Employees.

             11.4 Adjustments to Section 415 Limitations. If, during any Limitation Year an Employee participates in both a defined contribution plan and a defined benefit plan maintained by the Employer which comprise a Top-Heavy Group, the Administrative Committee shall calculate the denominators of the Defined Benefit Fraction and Defined Contribution Plan Fraction under subparagraph 4.5(b) by substituting "1.0" for "1.25" for each place it appears in Article 4.5(b).


                                     ARTICLE XII
                                    MISCELLANEOUS

             12.1 Participant's Rights. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

             12.2 Alienation. No benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. Except, however, this provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement and at the time a distribution is to be made to or for his benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Committee, at the direction of the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Committee that such indebtedness is to be deducted in whole or in part from his Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with the procedures provided in Sections 2.9 and 2.10.

                    In the event a Participant's benefits are garnisheed or attached by order of any court, the Committee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

                    Notwithstanding the preceding, the Plan shall pay benefits in accordance with any qualified domestic relations order as defined in 206(d) of the Act ("QUADRO"). The Committee shall develop written procedures to determine the status of, and to administer distributions under QUADROs. In addition, if a QUADRO so provides, an alternate payee's distribution may be made as soon as practicable following the last day of the calendar quarter immediately following the determination by the Committee that the Order or Decree constitutes a QUADRO.

             12.3 Construction of Agreement. This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by the Act.

             12.4 Gender and Number. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

             12.5 Legal Action. In the event any claim, suit or proceeding is brought regarding the Trust and/or Plan to which the Trustee, the Committee or a Committee member may be a party, and such claim, suit or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

             12.6   Prohibition Against  Diversion of  Funds.  It shall  be
          impossible by operation of the Plan or of the Trust by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.

             12.7 Bonding. Every fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than ten percent of the amount of the funds such fiduciary handles; provided, however that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in 412(a)(2) of the Act). Notwithstanding anything in this Agreement to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund or by the Employer.

             12.8 Employer's and Trustee's Protective Clause. Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any contract of insurance issued hereunder or for the failure on the part of the insurer to make payments provided by any such contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

             12.9 Receipt and Release for Payments. Any payment to any Participant, his legal representative, Beneficiary or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

             12.10  Named  Fiduciaries  and Allocation  of  Responsibility.
          The "named fiduciaries" of this Plan are the Committee, the Trustee and any Investment Manager. The named fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Article IV; and shall have the sole authority to appoint and remove the Trustee, the Committee members, and any Investment Manager which may be provided for under this Agreement; to formulate the Plan's funding policy and method; and to amend or terminate, in whole or in part, this Agreement. The Committee shall have the sole responsibility for the administration of this Agreement, which responsibility is specifically described in this Agreement. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in this Agreement. Each named fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Agreement, authorizing or providing for such direction, information or action. Furthermore, each named fiduciary may rely upon any such direction, information or action of another named fiduciary as being proper under this Agreement, and is not required under this Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Agreement that each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. No named fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

             12.11  Headings.  The   headings  and   subheadings  of   this
          Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

             12.12  Approval by Internal Revenue Service.

                         (a) Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of the Internal Revenue Service or his delegate should determine that the Plan does not initially qualify as a tax-exempt plan and trust under 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the plan shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations.

                         (b) Notwithstanding any provisions to the contrary, except Section 3.6, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance.

               12.13 Notification. Notwithstanding anything herein to the contrary, all transactions hereunder are processed on a calendar quarter basis and require a minimum of 30 days advance written notice by the Participant.

                    IN WITNESS WHEREOF, this Agreement has been executed effective the day and year first above written.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.


                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources


                                        TRUSTEE:

                                        NORWEST BANK MINNEAPOLIS, N.A.


                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President




                       VALMONT EMPLOYEE RETIREMENT SAVINGS PLAN

                                      EXHIBIT I

                               PARTICIPATING EMPLOYERS


          Valmont Industries, Inc.













                                FIRST AMENDMENT TO THE
                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST


               The Valmont  Employee  Retirement  Savings  Plan  and  Trust
          ("VERSP")  is amended  as set  forth  below.   This Amendment  is
          effective January 1, 1989.


                                      ARTICLE I

               Section 1.3 is amended to read, as follows:

               "1.3 "Agreement"  or "Plan"  means this  instrument  and its amendments, which shall be a profit sharing plan."

                                      ARTICLE II

               Section 1.9 is amended to read, as follows:

               "1.9 "Eligible Employee" means   any    full-time,   regular
                    Employee who has satisfied the provisions of Section 3.1, except Employees whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining between the parties.

                    "A full-time, regular Employee is an employee whom the Employer has designated as regular, full-time.

                    "Eligible Employee shall not include any Employee employed by Valmont Electric."


                                     ARTICLE III

               Section 1.11 is amended to read, as follows:

              "1.11 "Family Member" means,  with  respect  to  an  affected
                    Participant, such Participant's spouse, such Participant's lineal descendants and ascendants and their spouses, all as described in Code
                      414(q)(6)(B)."


                                      ARTICLE IV

               Section 1.23 is amended to read, as follows:

              "1.23 "Pay" means  the total compensation  paid or accrued by the Employer with respect to the Participant for a Plan Year, including overtime, bonuses, the taxable portion of any exercised employee stock option of the Employer and payments under any incentive plan of the Employer. "Pay" shall exclude Employer contributions to the VERSP Restoration Plan (but not the Employee contribution), severance pay, mortgage differential, EVAC earnings/accrued, foreign hardship, housing allowance, relocation allowance and expatriate allowances; only the first $200,000 (or larger amount as adjusted pursuant to the Code) shall be taken into account."


                                      ARTICLE V

               Section 3.7 is added to the Plan to read, as follows:

                    "3.7  Reemployed Participant.  A former Participant who
               received a distribution of his interest in the Plan, forfeited some of his Account and is reemployed by the Employer shall have his forfeitures in the Plan restored."


                                      ARTICLE VI

               Section 4.1(f) is amended to read, as follows:

                         "(f) Notwithstanding  any other  provision of  the
                    Plan, a Participant shall be fully Vested to the portion of his account, plus related gains or losses, attributable to his own deposits and contributions, including salary reduction contributions and after-tax contributions of the Employee.


                                     ARTICLE VII

               Section 4.2(c) is amended to read, as follows:

                         "(c) In  addition  to the  Employer  Contributions
                    described above, a Supplemental Contribution may be made by the Employer ("Supplemental Match"). The Supplemental Match, if any, shall be the amount determined by the Compensation Committee of the Board of Directors of the Employer ("Compensation Committee"). The Supplemental Match shall be allocated in the same manner as either contributions described in
                    Section 4.2(a) or Section 4.2(b), at the discretion of the Compensation Committee.

                    Any Supplemental Match shall be made quarterly, semi-annually or annually, as determined by the Employer. A Participant who is not employed on the last day of the period for which a Supplemental Match is made shall not be entitled to the Supplemental Match."


                                     ARTICLE VIII

               Section 4.5(f) is added to the Plan to read, as follows:

                    "(f) Notwithstanding anything contained in the Plan  to
               the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference."


                                      ARTICLE IX

               Section 4.9(b) is amended to read, as follows:

                    "(b) "After-Tax  Deposit Percentage"  for  a Plan  Year
               means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                    (1) the After-Tax Deposits for each Participant for the Plan Year; to

                    (2) the Participant's Pay for the Plan Year, or the portion of the Plan Year for which the Participant was eligible."


                                      ARTICLE X

                    Section 4.11(e)  is  added  to  the Plan  to  read,  as
               follows:

                         "(e)   This Plan  shall not  accept any  direct or
               indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant. Also, notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any 'Section 411(d)(6) protected benefit' as described in Section 8.1."


                                      ARTICLE XI

               Section 4.12 is added to the Plan to read, as follows:

                    "4.12  Miscellaneous.      Notwithstanding   any  other
               provisions of the Plan, the following shall apply:

                         "(a)  The availability  of employee  contributions
                    and matching contributions shall not discriminate in favor of Highly Compensated Employees.

                         "(b)  The amount of excess aggregate contributions
                    for a Highly Compensated Employee under the Plan will be determined in the following manner. First, the actual contribution ratio (ACR) of the Highly Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio. Second, this process is repeated until the ACP test is satisfied. The amount of excess aggregate contributions for a Highly Compensated Employee is then equal to the total of Employee, matching and other contributions taken into account for the ACP test minus the product of the Employee's contribution ratio as determined above and the Employee's Compensation.

                         "(c)  In the case of a Highly Compensated Employee
                    whose actual contribution ratio (ACR) is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: the ACR is reduced in accordance with the 'leveling' method described in Section 1.401(a)-1(e)(2) of the regulations and the excess aggregate contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

                         "(d)  The amount of excess aggregate contributions
                    for a Plan Year shall be determined only after first determining the excess contributions that are treated as employee contributions due to recharacterization.

                         "(e)  The   distribution   (or    forfeiture,   if
                    applicable) of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions includes income for the Plan Year for which the excess aggregate contributions were made.

                         "(f)  Matching  contributions  shall not  be  made
                    with respect to excess aggregate contributions (pursuant to Section 4.10) distributed to Highly Compensated Employees.

                         "(g)  Excess  aggregate  contributions   shall  be
                    corrected within two and one-half months following the Plan Year in which the excess aggregate contributions occur.

                         "(h)  The   distribution   of   excess   aggregate
                    contributions shall be made on the basis of the respective portions of such amounts attributable to each highly compensated employee.

                         "(i)  The  Plan hereby  incorporates by  reference
                    Section  1.401(m)-2(b)  of  the  Regulations.   If  the
                    multiple use limitations of the Regulations are exceeded, such excess shall be corrected by first reducing the actual contribution percentage and second by reducing the actual deferral percentage of Highly Compensated Employees in the manner described in
                    Regulation   1.401(m)-2(c)(3).

                         "(j)  For purposes  of determining whether  a plan
                    satisfies  the actual  contribution percentage  test of
                    Section 401(a), all employee and matching contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan.

                         "(k)  In  calculating   the  actual   contribution
                    percentage for purposes of Section 401(a), the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to
                    Section 401(a) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

                         "(l)  In the case of a Highly Compensated Employee
                    who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of Section 414(q)(6), the actual contribution ratio (ACR) for the Family Group (which is treated as one highly compensated employee) is the ACR determined by combining the contributions and compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of Highly Compensated Employees and Nonhighly Compensated Employees."

                                     ARTICLE XII

               Section 6.4(a) is amended to read as follows:

               "6.4 Determination of Benefits Upon Termination.

                         (a) Subject to the vesting required by Section 4.1(f), if, prior to five Years of Service, a Participant terminates employment with the Employer for a reason other than retirement, death or Total and Permanent Disability, the interest of such Participant shall be distributed as soon as reasonably possible after the date of termination, subject to the rules and procedures uniformly applied by the Committee. Notwithstanding the preceding, however, no distribution shall be made until the Participant is no longer employed by an Affiliated Employer except as provided in Article IX. The amount to be distributed shall be based upon the following vesting schedule:

                         Years of Service         Vested Interest

                         Less than 2 Years               0%
                                2                       25%
                                3                       50%
                                4                       75%
                         5 or More                     100%

                    The value of such Vested Employer contributions shall be payable to the Participant in the same form as provided in Section 6.5."


                                     ARTICLE XIII

               Section 6.5(b) is amended to read, as follows:

                         "(b) A  Participant  who  separates  from  service
                    prior to his Early Retirement Date and his Normal Retirement Age shall have his account distributed to him if the value of his total Vested interest in the Plan is, and has always been, $3,500 or less. If such Participant's Vested interest exceeds, or has ever exceeded, $3,500, the Participant may elect to defer receipt of his account until he attains age 65. Such a deferred account shall be paid to the Participant as soon as practicable after the Valuation Date immediately following the date the Participant attains age 65."


                                     ARTICLE XIV

               Section 11.1 is amended to read, as follows:

                    "11.1     Minimum Employer Contribution.  For  any Plan
               Year beginning after December 31, 1983, in which this Plan is a Top-Heavy Plan, the contribution and Forfeitures allocated to the account of each Non-Key Employee on the Determination Date shall be equal to the lesser of three percent of the Non-Key Employee's 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of the first $200,000 of the Key Employee's 415 Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation of the year because of (i) the Participant's failure to complete 1,000 Hours of Service; (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount, provided, however, this provision shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year and shall not apply to the extent any Participant is covered under any other plan or plans of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

                    "If the highest rate allocated to a Key Employee, for a
               year in which the Plan is Top Heavy is less than 3%, amounts contributed as a result of a salary reduction agreement shall be included in determining contributions made on behalf of Key Employees.

                    "If  the Employer maintains more than one plan, Non-Key
               Employees covered under only a defined benefit plan shall receive the defined benefit minimum. Non-Key Employees covered only by a defined contribution plan will receive the defined contribution minimum.

                    "If the Employer maintains more than one plan, the Top-
               Heavy Minimums shall be provided by each plan."


                                      ARTICLE XV

               In all other respects the Plan is hereby confirmed.

                                   EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources

                                   TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President






                               SECOND AMENDMENT TO THE
                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST


               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below.

                                      ARTICLE I

               Section 1.9 is amended, effective January 1, 1992, to read as follows:

                    "1.9  'Eligible Employee' means  any full-time, regular
               Employee who has satisfied the provisions of Section 3.1. Employees at the Valmont Industries, Inc., Tulsa, Oklahoma facility, who, up to February 28, 1992, were covered by a collective bargaining agreement ("Tulsa Former Union Employees") shall be Eligible Employees effective April 1, 1992, regardless of their Years of Service. An Employee whose conditions of employment are subject to the terms of a collective bargaining agreement shall not be an Eligible Employee unless such collective bargaining agreement provides to the contrary.

                    "A  full-time, regular Employee is an Employee whom the
               Employer has designated as full-time, regular.

                    "Eligible  Employee  shall  not  include  any  Employee
               employed by Valmont Electric."

                                      ARTICLE II

               Section 5.1(c) is amended, effective January 1, 1992, to read as follows:

                         "(c)  The  Fixed Income Fund  shall be invested in
                    guaranteed investment contracts, bank investment contracts, fixed income funds, bonds or other fixed income investments, or any combination thereof."

                                     ARTICLE III

               Section 6.9 is amended, effective January 1, 1992, to read as follows:

                    "6.9 Loans   to   Participants.  The   Committee  shall
               establish a Participant Loan Program. Under the Participant Loan Program, upon the application of any Participant and direction of the Committee, the Trustee shall make a loan or loans to such Participant, not to exceed the lesser of 50% of the sum of the Vested portion of the Participant's Account or $50,000.

                    "Each   Participant   Loan   shall   be   secured   and
              collateralized by the Participant's interest in the Plan. Upon default, the Committee shall execute upon said security interest by reducing the Participant's Account by the amount of the Default.

                    "The Participant Loan Program shall  be administered by
              the Committee. The Committee shall establish a separate written document to be known as the Participant Loan Rules. The Participant Loan Rules are hereby incorporated by this reference as a part of this Plan document. The Participant Loan Rules shall contain the following:

                         "(a) The procedure for applying for loans.

                         "(b) The  basis upon which  loans will be approved
                    or denied.

                         "(c) Any limitations  on the types and  amounts of
                    loans.

                         "(d) The  procedure for  determining a  reasonable
                    rate of interest.

                         "(e) The types  of collateral which  may secure  a
                    loan.

                         "(f) The events constituting default and the steps
                    to be taken to preserve plan assets in the event of default.

                         "(g) Any other provisions that the Committee deems
                    appropriate and that are not inconsistent with the preceding, the Code or the Act.

                         "Loans shall be made available to all Participants
                    in a uniform nondiscriminatory manner and on a reasonably equivalent basis. Loans shall not be made available to highly compensated Employees, officers or shareholders in an amount (percentage of account balances) greater than the amount made available to other Participants."

                                      ARTICLE IV

               Section 6.10 is added to the Plan, effective January 1, 1993, to read as follows:

                    "6.10  Transfer   to   Other    Qualified   Plans.  The
               Committee, or its designee, within a reasonable period of time before making an Eligible Rollover Distribution, shall provide a written explanation to the recipient that:

                    "(a)  the   recipient   may   have   his   distribution
                          transferred   directly   to    another   Eligible
                          Retirement Plan;

                    "(b) if the distribution is not directly transferred to another Eligible Retirement Plan, 20% will be withheld from the distribution for Federal income taxes;

                    "(c) the distribution will not be subject to Federal income tax, at the time of distribution, if the distribution is transferred to an Eligible Retirement Plan within 60 days of the date on which the recipient received the distribution; and

                    "(d) if applicable, the possibility of favorable tax treatment for unrealized appreciation on Employer securities and five or ten year forward averaging.

                    "The following definitions apply to this Section 6.10:

                    "(a) 'Eligible   Rollover   Distribution'   means   any
                         distribution to an Employee of all or any portion of his Account Balance excluding any distribution which is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancy) of the employee and the employee's designated beneficiary, or for a period of 10 years or more, or which is a required
                         distribution under Code   401(a)(9).

                    "(b) 'Eligible  Retirement  Plan'  means   any  of  the
                         following:

                          "(1) An   individual   retirement    account   as
                               described in Code   408(a).

                          "(2) An individual  retirement annuity  described
                               in Code   408(b).

                          "(3) An employees' trust described  in Code   401
                               (a) which  is  exempt  from  Federal  income
                               taxation under Code   501(a).

                          "(4) An annuity plan described in Code   403(a).

                         "The Participant who wants a transfer contemplated
                    by this 6.10 shall provide evidence and assurances to the Committee that the transferee plan is an Eligible Retirement Plan. The Committee may develop administrative procedures and rules to administer this
                    Section 6.10 to the extent such procedures and rules are not inconsistent with Code 402(f) and the regulations related thereto. The Committee may use, but is not required to use, any model notices developed by the Internal Revenue Service with respect to the Notice to Participants required by this Section."

                                      ARTICLE V

               Section 10.8 is added to the Plan, effective March 1, 1992, to read as follows:

                    "10.8  Tulsa  Former Union  Employees.  Notwithstanding
               Section 4.2, each Tulsa Former Union Employee shall receive an additional Employer contribution equal to 25 per hour worked between March 1, 1992 and March 21, 1992 (inclusive)."

                                      ARTICLE VI

               Section 10.9 is added to the Plan, effective July 15, 1992, to read as follows:

                    "10.9  Special Rules for Gate City Employees.

                         "(a) Effective July  27, 1992,  Employees of  Gate
                              City Steel Corporation ("Gate City") are eligible to participate in the Plan, subject to its terms and conditions. The provisions of this Section 10.9 shall apply to Gate City Employees, notwithstanding any other provisions of the Plan to the contrary.

                         "(b) The  Gate City  Steel Corporation  Retirement
                              Plan  ("Retirement   Plan")  was   terminated
                              effective July 15, 1992. Certain surplus assets of the Retirement Plan were transferred to this Plan ("Retirement Plan Surplus"). The Retirement Plan Surplus shall be maintained in a separate account and shall share, pro rata, in Plan earnings and losses, until allocated to Participants. The Retirement Plan Surplus shall be used to provide benefits to Gate City Eligible Employees. Gate City shall determine, each period, the amount of Retirement Plan Surplus to be used to provide benefits for Gate City Eligible Employees. The Retirement Plan Surplus used to provide benefits each period shall be allocated to Gate City Employees in accordance with Section 4.2. If for any period of allocation, such allocation would result in an Employer match of greater than two dollars for one dollar of an Employee's Matched Pre-Tax Deposit, the remaining amount of Retirement Plan Surplus to be allocated for that period shall be allocated to the Gate City Eligible Employees, pro rata, based upon the Gate City Eligible Employees' Pay.

                         "(c) Each Gate City Employee may elect to have his
                              interests in the Retirement Plan and the Gate City Steel Corporation Savings Plan ("Gate City Savings Plan") transferred to this Plan regardless of whether such Employee is eligible or actually participates in this Plan. Notwithstanding any other provisions of the Plan, such transferred amounts shall be fully vested and nonforfeitable.

                         "(d) With respect  to Gate City Employees  who are
                              covered by a collective bargaining agreement, the Employer shall match the Matched Pre-Tax Deposits up to 3% of a Participant's Pay at a rate of 25 per dollar. The remaining Matched Pre-Tax Deposits of a Participant shall be matched at a rate of 50 per dollar. The contributions described in this sub-
                              section 10.9(d) shall be in lieu of Employer contributions described in subsection 4.2(b)."

                                     ARTICLE VII

               In all other respects, the Plan is hereby confirmed.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources

                                        TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President






                                THIRD AMENDMENT TO THE

                         VALMONT EMPLOYEE RETIREMENT SAVINGS

                                    PLAN AND TRUST



               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below:


                                      ARTICLE I

               Section 12:14 is added to the Plan to read, as follows:

               "12:14 Spin-Off. Effective November 1, 1993, the interests of Administrative Employees ("Transferred Participants") in the Valmont Employee Retirement Savings Plan for Valmont Electric ("Valmont Electric Plan") and the Valmont Electric Pension Plan ("Pension Plan") shall be transferred into VERSP. The following provisions shall apply with respect to the transferred interests from the Valmont Electric Plan and the Pension Plan, notwithstanding any provisions of the VERSP plan document to the contrary:

               (a) The value of the interest of each Transferred Participant in VERSP immediately after the merger shall be equal to the value of the sum of the interests of the Transferred Participant in the Valmont Electric Plan and the Pension Plan immediately preceding the merger.

               (b) The vested percentage for the Transferred Participants in VERSP shall not be less than such vested percentage in the Valmont Electric Plan immediately before the merger; provided, however, Transferred Participant's interest with respect to the Pension Plan shall be nonforfeitable.

               (c)  The  Years  of   Service  earned  by   the  Transferred
                    Participants in the Valmont Electric Plan shall be counted for purposes of counting service under VERSP.

               For purposes of this Section, Administrative Employees means Employees who are Eligible Employees whose employment is not governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which participation in the Valmont Electric Plan or the Pension Plan (as appropriate) is provided."


               IN WITNESS WHEREOF, this Amendment has been executed, effective as set forth herein.



                                   EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources

                                   TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President






                                THIRD AMENDMENT TO THE
                         VALMONT EMPLOYEE RETIREMENT SAVINGS
                                    PLAN AND TRUST



               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below.

                                      ARTICLE I

               Section 1.9 is amended, effective July 27, 1992, to read as follows:

                    "1.9  'Eligible  Employee'  means  any  full-time,
               regular  Employee who has  satisfied the  provisions of
               Section 3.1. Employees at the Valmont Industries, Inc., Tulsa, Oklahoma facility, who, up to February 28, 1992, were covered by a collective bargaining agreement ("Tulsa Former Union Employees") shall be Eligible Employees effective April 1, 1992, regardless of their Years of Service. An Employee whose conditions of employment are subject to the terms of a collective bargaining agreement shall not be an Eligible Employee unless such collective bargaining agreement provides to the contrary. Notwithstanding the preceding, effective July 27, 1992, Employees at the Birmingham, Alabama Plant ("Birmingham Employees") shall be Eligible Employees even if their conditions of employment are subject to the terms of a collective bargaining agreement (or is expected to be subject to such a collective bargaining agreement). The Birmingham Employees shall participate in the Plan and on the same terms and conditions as Gate City Employees who are covered by a collective bargaining agreement, e.g., the Birmingham Employees shall be subject to the contribution levels set forth in Section 10.9(d) of the Plan.

                    "A full-time, regular Employee is an Employee whom
               the Employer has designated as full-time, regular.

                    "Eligible Employee shall  not include any Employee
               employed by Valmont Electric."

                                      ARTICLE II

               Section 6.10 is amended, effective January 1, 1993, to read as follows:

                    "6.10  'Transfer to Other Qualified Plans'

                    (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                    (b)  Definitions.

                    (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                    (iv)  Direct  rollover:   A direct  rollover  is a
                    payment by the Plan to the eligible retirement plan specified by the distributee."

                                     ARTICLE III

               In all other respects, the Plan is hereby confirmed.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources

                                        TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President











                               FOURTH AMENDMENT TO THE

                             VALMONT EMPLOYEE RETIREMENT

                                    PLAN AND TRUST


               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below:


                                      ARTICLE I

               Section 1.23 is amended to read, as follows:

             "1.23 "Pay" means the total compensation paid or accrued by the Employer with respect to the Participant, including overtime, bonuses, the taxable portion of any exercised employee stock option of the Employer and payments under any incentive plan of the Employer. "Pay" shall exclude Employer contributions to the VERSP Restoration Plan (but not the Employee contribution), severance pay, mortgage differential, EVAC earnings/accrued, foreign hardship, housing allowance, relocation allowance and expatriate allowances; only the first $200,000 (or larger amount as adjusted pursuant to the Code) shall be taken into account.

                    In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with
                    Section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under
                    Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."


                                      ARTICLE II

               Section 12.15 is added to the Plan to read, as follows:

               "12.15 Good-All Employees. On January 2, 1994, Good-All Electric ("Good-All") was sold to the Corrpro Companies, Inc. ("Corrpro"). The interests in the Plan of Participants who were employed by Good-All immediately before the Sale Date ("Good-All Employees") shall be 100% vested and nonforfeitable.

               The Plan assets and liabilities with respect to Good-All Employees who were employed by Corrpro or its affiliates immediately following the Sale Date shall be transferred to the Corrpro Companies, Inc. Trust National City Bank, Cleveland as soon as practicable following the Sale Date."


                                     ARTICLE III

               In all other respects, the Plan is hereby confirmed.

               IN WITNESS WHEREOF, this Amendment has been executed, effective as set forth herein.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources

                                        TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President














                                FIFTH AMENDMENT TO THE

                         VALMONT EMPLOYEE RETIREMENT SAVINGS

                                    PLAN AND TRUST


               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below:

                                      ARTICLE I

               Section 12.15 is added to the Plan to read, as follows:

               "12.15 Merger and Transfer. Effective April 30, 1994, the Valmont Employee Retirement Savings Plan for Valmont Electric ("Valmont Electric Plan") shall be merged into VERSP and the assets and liabilities of the Valmont Electric Pension Plan ("Pension Plan") shall be transferred into VERSP. The following provisions shall apply with respect to the transferred interests from the Valmont Electric Plan and the Pension Plan, notwithstanding any provisions of the VERSP plan document to the contrary:

               (a) The value in VERSP of the interest of each affected Participant immediately after the merger shall be equal to the value of the sum of the interests of the affected Participant in the Valmont Electric Plan and the Pension Plan immediately preceding the merger.

               (b) The vested percentage for the affected Participants in VERSP shall not be less than such vested percentage in the Valmont Electric Plan and the Pension Plan immediately before the merger.

               (c)  The   Years   of   Service  earned   by   the  affected
                    Participants in the Valmont Electric Plan or the Pension Plan (whichever is greater) shall be counted for purposes of counting service under VERSP."

               IN WITNESS WHEREOF, this Amendment has been executed, effective as set forth herein.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources


                                        TRUSTEE:

                                        NORWEST BANK MINNESOTA
                                        NATIONAL ASSOCIATION

                                        BY: /s/ Douglas E. Krause
                                           __________________________
                                           Douglas E. Krause

                                        TITLE: Assistant Vice President













                                SIXTH AMENDMENT TO THE

                         VALMONT EMPLOYEE RETIREMENT SAVINGS

                                    PLAN AND TRUST


               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below:


                                      ARTICLE I

               Effective January 1, 1995, Section 3.1 is amended to read, as follows:

               "3.1 Conditions of  Eligibility.  Any Eligible  Employee who
          has completed one Year of Service shall be eligible to participate as of the first day of the month next following the anniversary of the date of hire. Notwithstanding the preceding, an Employee who was a Participant on January 1, 1995 shall be eligible to continue to participate in the Plan as of such date and any Eligible Employee hired on or before December 1, 1994 shall be eligible to participate as of January 1, 1995."


                                      ARTICLE II

               Effective January 1, 1995, Section 4.1(e) is amended to read, as follows:

                    "(e) A  Participant may change the rate of his deposit,
               and his designation under subsection 4.1(a), at any time, but not retroactively. Such change and designation shall be made in the form and the manner prescribed by the Committee. The change shall be effective as soon as reasonably practical following receipt of the change. A Participant shall not be permitted to change the rate of his deposits and his designation more than four times during any Plan Year."


                                     ARTICLE III

               Effective October 1, 1994, Section 5.1 is amended to read, as follows:

               "5.1 Investment Funds.

                         (a) The monies contributed to the Plan shall be turned over to the Trustee. The Trustee shall cause the Trust Fund to consist of the following categories of funds:

                         (i)  Equity Fund;

                         (ii) Stable Return Fund; and

                         (iii)     Balanced Fund.

                         (b) The Equity Fund, except for amounts temporarily held pending investment and amounts held for disbursements, shall be invested primarily in common stock.

                         (c)  The  Stable   Fund  shall   be  invested   in
                    guaranteed  investment   contracts  and   fixed  income
                    investments.

                         (d) The Balanced Fund shall be a combination of fixed and equity investments.

                         (e) The actual investment funds shall be determined by the Committee ("Investment Funds"). The Committee shall select funds that it reasonably believes will be the categories of funds described above. The Committee can select more than one fund to meet the categories of funds described above and may select funds which do not fall within the categories described above. The selection shall be reflected by either written action of the Committee or in written minutes of a Committee meeting. The Committee may change the specific funds from time to time at its discretion."


                                      ARTICLE IV

               Effective October 1, 1994, Section 5.2 is amended to read, as follows:

               "5.2 Participant Investment and Elections.

                    (a)  Until January 1, 1995, the following shall apply:

                         (i) All contributions hereunder and the Participant's Rollover Account shall be invested, as elected by the Participant, under one of the following methods:

                              a.   Entirely in the Equity Fund;

                              b.   Entirely in the Stable Return Fund;

                              c.   Entirely in the Balanced Fund; or

                              d. Divided among the three funds in 25% increments.

                         (ii) Twice  per  calendar   year,  any  investment
                              election may be changed. With respect to contributions, the change will be effective the first pay period in the first calendar quarter beginning at least thirty days after the Employer is notified of the change in election. Existing balance transfers shall be made as of the first calendar quarter which occurs at least thirty days after the Participant's election. Existing balance transfers may only be made in amounts of $1,000 or more, or in 25% increments."

                    (b) After December 31, 1994, the following shall apply:

                         (i) Each Participant's Account shall be invested in the Investment Funds according to the Participant's elections and the plan documents. The Participant's investment elections shall be made in accordance with the procedures and limitations developed from time to time by the Committee.

                         (ii) A   Participant  may   change   his  or   her
                              investment elections as to past contributions up to, but not more than, four times per Plan Year. Also, a Participant may change the investment direction of future contributions up to, but not more than, four times per Plan Year."


                                      ARTICLE V

               Effective January 1, 1995, Section 5.3(b) is amended to read, as follows:

                         "(b) As of each Valuation Date, the Trustee  shall
                    certify to the Administrator the aggregate fair market value of the Trust Fund and of each fund. As of each calendar quarter, the Committee shall allocate the Employer Contributions and Employee deposits received by the Trustee since the last calendar quarter. In addition, the Committee shall cause the Participant's Accounts (and subdivisions of such accounts) to be decreased by any amounts withdrawn or distributed from such Accounts since the last calendar quarter (with any partial withdrawal charged first against the Participant's account balance as of the end of the last calendar quarter). Finally, as of each calendar quarter, the Administrator shall allocate the Trust investment income, gain or loss (realized or unrealized) by each fund since the last Valuation Date, pro rata based upon each Participant's account balance as of the immediately preceding calendar quarter. Notwithstanding the preceding, to the extent reasonably practicable, a Participant's Account shall be valued on a daily basis."


                                      ARTICLE VI

               Effective October 1, 1994, Section 6.5(a)(ii) is amended to read, as follows:

                    "(ii)     Payment in twenty-four  to one hundred eighty
                              monthly  installments.     Such  installments
                              shall be credited with full earnings."


                                     ARTICLE VII

               Effective January 1, 1995, Sections 6.5(b) and 6.5(c) are amended to read, as follows:

                         "(b) A  Participant  who  separates  from  service
                    prior to his Early Retirement Date and his Normal Retirement Age shall have his account distributed to him if the value of his total Vested interest in the Plan is $3,500 or less. If such Participant's Vested interest exceeds $3,500, the Participant may elect to defer receipt of his account until he attains age 65. If the Participant does not elect, in writing, within one year of termination to receive his account or the Participant elects to defer his account, the account will not be distributed until the earliest of the Participant's death, attaining of age 65, or Total and Permanent Disability.

                         (c)  A Participant who  separates from service, or
                    dies while employed by the Employer, after he attains his Early Retirement Date or age 65, or after he has become Totally and Permanently Disabled, may elect (or his beneficiary may elect in the event of death) to have his interest in the Plan retained by the Plan until age 69 (or the Participant would have attained age 69 in the event of his death). Such deferred amounts shall be paid (or commence to be paid) as soon as practicable after the date the Participant attains age 69 (or the Participant would have attained age 69 in the event of his death). Prior to age 69, all or a portion of such deferred amounts may be withdrawn four times each Plan Year. Upon attaining age 69, any amounts not withdrawn shall be distributed according to
                    Section 6.5(a)."


                                     ARTICLE VIII

               Effective January 1, 1995, Section 6.8(a) is amended to read, as follows:

                         "(a) A Participant may,  without penalty, withdraw
                    part or all of his deposits which are not Pre-Tax Deposits. Such withdrawal shall be allowed as soon as reasonably practicable following receipt of the withdrawal request. A withdrawal under this Section 6.8(a) shall only be allowed four times per Plan Year. Any withdrawn deposits shall include an allocation of earnings related to the deposits as required by the Code."


                                      ARTICLE IX

               Effective October 1, 1994, Section 7.2 is amended to read, as follows:

               "7.2 Investment Powers and Duties of the Trustee. The Trustee shall have all the powers, to the extent not inconsistent with the provisions of the Plan, set forth in the trust agreement between the Employer and Putnam Fiduciary Trust Company, dated October 1, 1994 ("Trust Agreement")."


                                      ARTICLE X

               Effective October 1, 1994, Section 7.6 is added to the Plan to read, as follows:

               "7.6 Trustee. Notwithstanding the first page of the Plan document, effective October 1, 1994, Norwest Bank Minnesota National Association is removed as Trustee and Putnam Fiduciary Trust Company is named as Successor Trustee. Effective October 1, 1994, Putnam Fiduciary Trust Company shall have all the powers, duties and rights of Trustee hereunder and references to "Trustee" hereunder shall refer to Putnam Fiduciary Trust Company. By execution of this Amendment below, Putnam Fiduciary Trust Company acknowledges its acceptance and appointment as Trustee."

               IN WITNESS WHEREOF, this Amendment has been executed, effective as set forth herein.


                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________














                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources
































































                               SEVENTH AMENDMENT TO THE

                         VALMONT EMPLOYEE RETIREMENT SAVINGS

                                    PLAN AND TRUST


               The Valmont Employee Retirement Savings Plan and Trust ("VERSP") is amended as set forth below:


                                      ARTICLE I

               Effective January 1, 1995, Section 5.1 is amended to read, as follows:

               "5.1 Investment Funds.

                         (a) The monies contributed to the Plan shall be turned over to the Trustee. The Trustee shall cause the Trust Fund to consist of the following categories of funds:

                         (i)   Equity Fund;

                         (ii)  Stable Return Fund;

                         (iii) Balanced Fund; and

                         (iv)  Valmont Stock Fund.

                         (b) The Equity Fund, except for amounts temporarily held pending investment and amounts held for disbursements, shall be invested primarily in common stock.

                         (c)  The   Stable  Fund   shall  be   invested  in
                    guaranteed  investment   contracts  and   fixed  income
                    investments.

                         (d) The Balanced Fund shall be a combination of fixed and equity investments.

                         (e) The Valmont Stock Fund, except for amounts temporarily held pending investment and amounts held for disbursements, shall be invested primarily in common stock of the Employer ("Employer Stock"). The provisions of the trust agreement entered into with respect to the Plan shall control with respect to the acquisition, disposition and voting of shares of Employer Stock in the Valmont Stock Fund.

                         (f) The actual investment funds shall be determined by the Committee ("Investment Funds"). The Committee shall select funds that it reasonably believes will be the categories of funds described above. The Committee can select more than one fund to meet the categories of funds described above and may select funds which do not fall within the categories described above. The selection shall be reflected by either written action of the Committee or in written minutes of a Committee meeting. The Committee may change the specific funds from time to time at its discretion."

               IN WITNESS WHEREOF, this Amendment has been executed, effective as set forth herein.

                                        EMPLOYER:

                                        VALMONT INDUSTRIES, INC.

                                        BY: /s/ Tommy L. Whalen
                                           __________________________
                                           Tommy L. Whalen

                                        TITLE: Vice President of
                                               Human Resources